Exhibit 99.1

New Energy Systems Group Attends 2013 Consumer Electronics Show (CES) in Las Vegas, January 8-11

SHENZHEN, China, Jan. 7 , 2013 -- New Energy Systems Group (NYSE MKT: NEWN) ("New Energy" or the "Company"), an original design manufacturer and distributor of Anytone® and MeePower® branded consumer backup power systems for mobile devices and solar related application products to service municipal power applications, today announced that Shenzhen Anytone Technology Co., Ltd. ("Anytone"), a subsidiary of the Company, will attend the Consumer Electronics Show (“CES”) in Las Vegas from January 8th through January 11th, 2013.

New Energy's Anytone division will have a full suite of new and existing Anytone® and MeePower® branded consumer electronics products on display including its entire Made for iPhone, iPad and iPod mobile power chargers for Apple's product line and also for the Android series consumer electronics devices. The Company’s booth, Booth 4735, is located in the North Hall, Grand Lobby, Lower Level Meeting Rooms.

Mr. Weihe “Jack” Yu, Chairman and CEO of New Energy Systems Group along with New Energy sales staff and agents will be meeting with potential distributors and customers during the three-day trade show event. Investors and conference attendees interested in more information about New Energy's CES exhibit or meeting with the Company should refer to the following link and the "About the CES Show" noted below. Company contacts are also noted at the close of this press release.

http://ces13.mapyourshow.com/5_0/exhibitor_details.cfm?exhid=T0003241

About the CES Show

 The International CES is produced by the Consumer Electronics Association (“CEA”), the preeminent trade association promoting growth in the consumer technology industry. CEA represents more than 2,000 corporate members involved in the design, development, manufacturing, distribution and integration of consumer electronics products. All profits from CES are reinvested into industry services, including technical training and education, industry promotion, engineering standards development, market research and legislative advocacy.

 About New Energy Systems Group

New Energy Systems Group is an original design manufacturer and distributor of lithium ion batteries and backup power systems for leading manufacturers of mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The Company's end-user consumer products are sold under the Anytone® and MeePower® brand in China and globally. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

COMPANY
New Energy Systems Group
Ken Lin, VP of Investor Relations
Tel:   +1-917-573-0302
Email: ken@newenergysystemsgroup.com
www.newenergysystemsgroup.com